Exhibit 10.22

SECOND AMENDMENT

TO THE

THREE RIVERS BANK AND TRUST COMPANY PENSION TRUST

As Amended and Restated Effective January 1, 1997

WHEREAS, Sky Bank, N.A. (the “Company”), as successor to the Three Rivers Bank and Trust Company, sponsors and maintains the Three Rivers Bank and Trust Company Pension Trust, as amended and restated effective January 1, 1997 (the “Plan”);

WHEREAS, pursuant to Plan Section 12.01, the Company may modify and amend the Plan for any reason;

WHEREAS, the Company wishes to amend the Plan to stop benefit accruals for all participants, effective December 31, 2002, to adjust related provisions and to make certain corrections and clarifications;

WHEREAS, the Company deems it advisable at this time to amend the Plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), which is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder, and subsequent rulings and regulations;

NOW, THEREFORE, the Plan is amended as follows, with the effective dates described below, to stop benefit accruals, adjust related provisions and make certain corrections and clarifications:

1.	Effective October 1, 2002, Section 1.01(a) is amended by adding the following to the end thereof:

“Notwithstanding the foregoing, for purposes of determining Average Monthly Compensation, any Participant who terminates employment with the Employer on or after September 27, 2002 and who is not retained as a consultant on October 1, 2002 will be credited for purposes of determining his Average Monthly Compensation with Compensation through December 31, 2002 at the rate in effect with respect to him immediately prior to his termination of employment with the Employer. In addition, for purposes of determining such Participant’s Years and Months of Credited Service, the Participant will be credited with Service through December 31, 2002. Notwithstanding any contrary Plan provision, the Accrued Benefit of a Participant shall not exceed his Accrued Benefit calculated as of December 31, 2002.”

2.	Effective January 1, 2000, Section 1.02(c) shall be revised by changing the date in the last sentence thereof to “December 31, 1999”.

3.	Effective October 1, 2002, Section 1.05 is amended by adding the following to the end thereof:

“Notwithstanding the foregoing, for purposes of determining Average Monthly Compensation, any Participant who terminates employment with the Employer on or after September 27, 2002 and who is not retained as a consultant on October 1, 2002 will be credited for purposes of determining his Average Monthly Compensation with Compensation through December 31, 2002 at the rate in effect with respect to him immediately prior to his termination of employment with the Employer.”

4.	Effective January 1, 1997, Section 1.11(b) is amended by adding the following paragraph to the end thereof:

“Notwithstanding any contrary Plan provision, effective January 1, 1997, the compensation limit shall be applied without regard to the family aggregation provisions of Section 414(q)(6) of the Code. Such provisions shall not apply in determining benefit accruals for Plan Years beginning on and after January 1, 1997, and to the extent permissible under the Internal Revenue Service rules or regulations, for any earlier Plan Year.”

5.	Effective December 31, 2002, Section 1.11 (as amended by this Second Amendment) is further amended by adding the following provision to the end thereof:

“Notwithstanding any Plan provision to the contrary, Compensation earned for any period after December 31, 2002 shall not be taken into account for any purposes under the Plan.”

6.	Effective January 1, 1997, Section 1.12 is amended by deleting the last paragraph thereof.

7.	Effective December 31, 2002, Section 1.16 is amended by adding the following provision at the end thereof:

“Notwithstanding the foregoing, for purposes of determining Years and Months of Credited Service for benefit accrual purposes, any Participant who terminates employment with the Employer on or after September 27, 2002 and who is not retained as a consultant on October 1, 2002 will be credited with Service through December 31, 2002. Notwithstanding any contrary Plan provision, no Service after December 31, 2002 shall be credited under the Plan for benefit accrual purposes.”

8.	Effective December 31, 2002, Section 1.22 is amended by adding the following provision at the end thereof:

“Notwithstanding any contrary Plan provision, no Employee of the Employer or Affiliated Employer shall become an Eligible Employee after December 31, 2002.”

9.	Effective October 1, 2002, Section 1.24 is amended by adding the following sentence thereto:

“Effective October 1, 2002, Employer shall also mean any Affiliated Employer.”

10.	Effective October 1, 2002, Section 1.29(a) is amended by adding a new sub-paragraph (iv) thereto, to read as follows:

“(iv)	Hours of Service credited for purposes of determining a Participant’s eligibility for early retirement under Section 4.03(a) on and after October 1, 2002 shall include employment with Affiliated Employers. For purposes of determining a Participant’s eligibility for early retirement under Section 4.03(a), any Participant who terminates employment with the Employer on or after September 27, 2002 and who is not retained as a consultant on October 1, 2002 will be credited with Hours of Service through December 31, 2002.”

11.	Effective December 31, 2002, Section 3.03 is amended by adding the following provision at the end thereof:

“(e)	Notwithstanding the foregoing, for purposes of determining Years and Months of Credited Service for benefit accrual purposes, any Participant who terminates employment with the Employer on or after September 27, 2002 and who is not retained as a consultant on October 1, 2002 will be credited with Service through December 31, 2002. Notwithstanding any contrary Plan provision, no Service after December 31, 2002 shall be credited under the Plan for purposes of determining a Participant’s Credited Service.”

12.	Effective January 1, 2000, Section 5.01(b) is amended by revising the last sentence thereof to read as follows:

“Such benefit shall be reduced for years of Credited Service less than fifteen (15) by multiplying by a fraction, the numerator of which is the Participant’s total number of Years and Months of Credited Service as of the date of determination, and the denominator of which is fifteen (15).”

13.	Effective December 31, 2002, Section 5.01(c) is amended by adding the following to the end thereof:

“Notwithstanding any provision in the Plan to the contrary, the Normal Retirement Benefit of a Participant shall be no greater than his Accrued Benefit as of December 31, 2002.”

14.	Effective January 1, 2003, Section 7.01 is amended by changing “three thousand five hundred dollars ($3,500)” to “five thousand dollars ($5,000)” in the third paragraph thereof.

15.	Effective October 1, 2002, Section 9.02 is amended by adding the following to the end thereof:

“Notwithstanding the foregoing, any Participant who terminates employment with the Employer on or after September 27, 2002 shall be

100% vested in his Accrued Benefit. All Participants shall become 100% vested in their Accrued Benefits effective December 31, 2002.”

16.	Effective January 1, 2003, Section 9.04(a) is amended by changing “three thousand five hundred dollars ($3,500)” to “five thousand dollars ($5,000)” each time it appears therein.

17.	Effective January 1, 2003, Section 9.05 is amended by changing “three thousand five hundred dollars ($3,500)” to “five thousand dollars ($5,000)” where it appears therein.

18.	Effective January 1, 2002, Sections 11.11(b), 11.11(c) and 11.11(d) are deleted in their entirety, and the following added in their place:

“(b)	The Committee shall provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied. The notice will contain (i) the specific reason or reasons for the denial; (ii) reference to specific Plan provisions upon which the denial is based; (iii) a description of any additional material or information that would be necessary for the claim to be approved and an explanation of why the material or information is necessary; and (iv) an explanation of the Plan’s claim review procedure, including a statement of the claimant’s right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended, following an adverse benefit determination on review. The notice will be provided within ninety (90) days (forty-five (45) days for a claim based on Disability) of the date the claim is received unless the claims period is extended. The Committee may extend the ninety-day (90-day) period for claims (other than for benefits based on Disability) for up to an additional ninety (90) days by sending written notice of the extension to the claimant before the initial period elapses. The Committee may extend the forty-five-day (45-day) period for a claim based on Disability for up to an additional thirty (30) days by sending written notice of the extension to the claimant before the initial period elapses, and the first thirty-day (30-day) extension period may be extended for an additional thirty (30) days. Any notice of extension will state the reason for the extension and the date by which a final decision may be expected.

(c)	If the claimant does not receive notice of the decision on the claim within the initial decision period following the filing of the claim, or within the additional period if the response time has been extended, the claim will be deemed denied as of the end of the pertinent period. The denial will be final and binding unless the claimant invokes the Plan’s appeal procedure.

(d)	If a claim has been denied in whole or in part, the claimant or his or her authorized representative can submit a written request for a full and fair review of the denial of the claim. The completed written request for review must be submitted to the Committee within sixty (60) days (one hundred eighty (180) days for a claim based on Disability) of the date on which the claimant is notified that the claim has been denied. The request must contain: (i) the date on which the claimant’s request for review is filed with the Committee; provided that the date on which the claimant’s request for review is in fact filed with the Committee shall control in the event the date of the actual filing is later than the date stated by the claimant; (ii) the specific portions of the denial of the claim that the claimant requests the Committee to review; (iii) a statement of the claimant setting forth the basis upon which he or she believes the Committee should reverse its previous denial of the claim and accept the claim as made; and (iv) any written material (offered as exhibits) that the claimant requests the Committee to examine in its consideration of the claimant’s position. The claimant or the claimant’s authorized representative may review pertinent Plan documents and request copies of them, free of charge, within the sixty-day (60-day) period (one hundred eighty-day (180-day) period for a claim based on Disability). The Committee will consider the written request for review in light of any additional information or comments that have been presented. The Committee will issue a decision within sixty (60) days (forty-five (45) days for review of a claim based on Disability) of the date on which the written request for review is filed; but the review period may be extended by the Committee for up to an additional sixty (60) days (forty-five (45) days for review of a claim based on Disability) by written notice to the claimant before the initial review period elapses. If the claimant has not received notice of the decision within the initial review period, or within the additional review period if the response time has been extended, the claimant should consider the claim denied. If the claim is denied on review, the decision will cite the specific reasons and the Plan provisions on which the denial is based. The decision will also state that the claimant or the claimant’s authorized representative may review pertinent Plan documents and request copies of them, free of charge. The decision of the Committee will be final and binding on all affected parties, except that the claimant will have a right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended, following an adverse benefit determination on review.”

* * *

NOW, THEREFORE, the Plan is further amended as follows, with the effective dates described below, to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) and subsequent rulings and regulations:

19.	Effective December 31, 2002, Section 1.02(c)(ii) is amended by adding the following sentence to the end thereof:

“Effective January 1, 2003, the 1994 Group Annuity Reserving table as described in Revenue Ruling 2001-62 shall be used.”

20.	Effective January 1, 2002, Section 1.11(b) is amended by adding the following to the beginning thereof:

“Commencing with the first Plan Year beginning after December 31, 2001, Compensation taken into account for any purpose under this Plan shall not exceed $200,000 (as adjusted for cost-of-living increases in accordance with Section 401 (a)(17)(B) of the Code). In determining benefit accruals in Plan Years beginning after December 31, 2001, the annual Compensation limit, for determination periods beginning before January 1, 2002, shall be $150,000 for any determination period beginning in 1996 or earlier; $160,000 for any determination period beginning in 1997, 1998 or 1999; and $170,000 for any determination period beginning in 2000 or 2001.”

21.	Effective January 1, 2002, Section 1.32 is amended by adding a second paragraph at the end thereof:

“For Plan Years beginning after December 31, 2001, Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer or an Affiliated Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5 percent owner (as defined in Section 416(i)(1)(B)(i) of the Code) of the Employer or an Affiliated Employer, or a 1 percent owner (as defined in Section 416(i)(1)(B)(ii) of the Code) of the Employer or an Affiliated Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.”

22.	Effective January 1, 2002, Section 5.04(d)(iv) is amended by substituting “$160,000” for “$90,000” throughout the paragraph, by adding after the first “$160,000” “payable in a life annuity”, and by adding the following at the end thereof:

“Benefit increases resulting from the increase in the limitations of Section 415(b) of the Code shall be provided to all Employees participating in the Plan who have one Hour of Service on or after the first day of the first Limitation year ending after December 31, 2001.”

23.	Effective January 1, 2002, Sections 5.04(d)(x)(C), 5.04(d)(x)(D) and 5.04(d)(x)(E) are deleted in their entirety, and the following added in their place:

“(C)	Effective January 1, 2002, if the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a single life annuity beginning at the earlier age that is of Actuarial Equivalent value to the defined benefit dollar limitation applicable to the Participant at age 62 (adjusted under subparagraph (B) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of:

(1)	the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table specified in Section 1.02(c) of the Plan; and

(2)	the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate and the applicable mortality table as defined in Section 1.02(c)(ii) of the Plan.

Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.”

“(D)	Effective January 1, 2002, if the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a single life annuity beginning at the later age that is of Actuarial Equivalent value to the defined benefit dollar limitation applicable to the Participant at age 65 (adjusted under subparagraph (B) above, if required). The Actuarial Equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as the lesser of:

(1)	the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 1.02(c) of the Plan, and

(2)	the Actuarial Equivalent (at such age) of the defined benefit dollar limitation competed using a 5 percent interest rate assumption and the applicable mortality table as defined in Section 1.02(c)(ii) of the Plan.

For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.”

24.	Effective January 1, 2002, the following sentence shall be added at the beginning of Section 5.06:

“The provisions of this Section 5.06 shall be applicable effective January 1, 1995 through December 31, 2001.”

25.	Effective January 1, 2002, Section 15.17(b)(ii) is amended by adding the following to the end thereof:

“Effective for distributions made after December 31, 2001, eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code.”

26.	Effective January 1, 2002, Article XVI is deleted in its entirety, and the following is inserted in its place:

“Article XVI Top-Heavy Provisions

(a)	The following definitions apply to the terms used in this Article:

(i)	“applicable determination date” means the last day of the preceding Plan Year;

(ii)	“top-heavy ratio” means the ratio of (A) the present value of the cumulative Accrued Benefits under the Plan for Key Employees to (B) the present value of the cumulative Accrued Benefits under the Plan for all Key Employees and Non-Key Employees; provided, however, that if an individual has not performed services for the Employer at any time during the one-year period ending on the applicable determination date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account; and provided further, that the present values of Accrued Benefits under the Plan for an employee as of the applicable determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period (five-year period in the case of a distribution made for a reason other than separation from service, death, or disability) ending on the applicable determination date and any distributions made with respect to the employee under a terminated plan which, had it not been terminated, would have been in the required aggregation group;

(iii)	“applicable valuation date” means the date within the preceding Plan Year as of which annual Plan costs are or would be computed for minimum funding purposes;

(iv)	“average remuneration” means the average annual remuneration of a Participant for his five consecutive Years of Service after December 31, 1983 during which he received the greatest aggregate remuneration, as limited by Section 401(a)(17) of the Code, from the Employer or an Affiliated Employer, excluding any remuneration for service after the last Plan Year with respect to which the Plan is top-heavy;

(v)	“required aggregation group” means each other qualified plan of the Employer or an Affiliated Employer (including plans that terminated within the five-year period ending on the applicable determination date) in which there are Participants who are Key Employees or which enables the Plan to meet the requirements of Section 401 (a)(4) or 410 of the Code; and

(vi)	“permissive aggregation group” means each plan in the required aggregation group and any other qualified plan(s) of the Employer or an Affiliated Employer in which all Participants are Non-Key Employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

(b)	For purposes of this Section, the Plan shall be “top-heavy” with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60 percent. The top-heavy ratio shall be determined as of the applicable valuation date in accordance with Section 416(g)(3) and (4)(B) of the Code on the basis of the 1983 GAM Mortality Table and an interest rate of 6.5% per year compounded annually. For purposes of determining whether the Plan is top-heavy, the present value of Accrued Benefits under the Plan will be combined with the present value of accrued benefits or account balances under each other plan in the required aggregation group, and, in the Employer’s discretion, may be combined with the present value of accrued benefits or account balances under any other qualified plan(s) in the permissive aggregation group. The accrued benefit of a Non-Key Employee under the Plan or any other defined benefit plan in the aggregation group shall be determined (i) under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or an Affiliated Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule described in Section 411(b)(1)(C) of the Code.

(c)	The following provisions shall be applicable to Participants for any Plan Year with respect to which the Plan is top-heavy:

(i)	In lieu of the vesting requirements specified in Section 9.02, any Participant who has completed three Years of Service shall be fully vested in, and have a nonforfeitable right to, his Accrued Benefit determined in accordance with the provisions of Section 1.01 and subparagraph (ii) below.

(ii)	The Accrued Benefit of a Participant who is a Non-Key Employee shall not be less than 2% of his average remuneration multiplied by the number of his Years of Service, not in excess of 10, during the Plan Years for which the Plan is top-heavy. For purposes of the preceding sentence, Years of Service shall be disregarded to the extent that such Years of Service occur during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee. That minimum benefit shall be payable at a Participant’s Normal Retirement Date. If payments commence at a time other than the Participant’s Normal Retirement Date, the minimum Accrued Benefit shall be of Equivalent Actuarial Value to that minimum benefit.

(d)	If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year, the following provisions shall be applicable:

(i)	The Accrued Benefit in any such subsequent Plan Year shall not be less than the minimum Accrued Benefit provided in paragraph (c)(ii) above, computed as of the end of the most recent Plan Year for which the Plan was top-heavy.

(ii)	If a Participant has completed three Years of Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting provision set forth in paragraph (c)(i) above shall continue to be applicable.”

* * *

IN WITNESS WHEREOF, through its duly authorized officer, the Company adopts this Second Amendment on this              day of December, 2002.

SKY BANK, N.A.

By:

Title: